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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________
                                  FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                          _______________________

                               NORDSTROM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Washington                                91-0515058
   (State or other jurisdiction          (I.R.S. Employer Identification No.)
 of incorporation or organization)
                                                      Lisa Iglesias
    1617 Sixth Avenue, 6th Floor               1700 Seventh Avenue, 7th Floor
     Seattle, Washington  98101                 Seattle, Washington  98101
(Address of Principal Executive Offices,             (206) 364-8800
        including zip code)              (Name, address and telephone number,
                                             including area code, of agent
                                                      for service)


                 Nordstrom, Inc. Employee Stock Purchase Plan
                          (Full Title of Plans)

                                Copies to:
                              Brian B. DeFoe
                              William W. Lin
                              Lane Powell PC
                       1420 Fifth Avenue, Suite 4100
                       Seattle, Washington 98101-2338

                       CALCULATION OF REGISTRATION FEE
                                    Proposed       Proposed
 Title of Securities    Amount To   Maximum        Maximum       Amount of
 To Be Registered       Be          Offering       Aggregate     Registration
                        Registered  Price Per      Offering      Fee
                        (1)         Share (2)      Price (2)
Common Stock, no par
value                   2,400,000   $46.635        $111,924,000  $3,436.07

 (1) The number of shares being registered represents 2,400,000 shares of Common Stock which may be issued pursuant to the Nordstrom, Inc. Employee Stock Purchase Plan, as amended. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the terms of the plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. The price per share is estimated to be $46.635 based on the average of the high ($47.39) and low ($45.88) sales prices for the Common Stock on September 10, 2007 as reported on the New York Stock Exchange.




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Additional Shares; Incorporation by Reference.  This Registration Statement
is executed for the purpose of registering 2,400,000 additional shares of Common Stock of Nordstrom, Inc. (the "Registrant"), previously approved by the Registrant's shareholders, to be offered pursuant to the terms of the Nordstrom, Inc. Employee Stock Purchase Plan, as amended. The Registrant's previous Registration Statement on Form S-8, filed June 26, 2000 (File No. 333-40066), as effective, relate to the Employee Stock Purchase Plan, as amended, and pursuant to General Instruction E, are hereby incorporated by reference.


                                   PART II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

(a)The Registrant's latest Annual Report on Form 10-K for the year ended February 3, 2007, filed with the Commission on March 23, 2007;

(b)All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including the Registrant's definitive proxy statement filed with the Commission on April 12, 2007 and the Registrant's Quarterly Reports on Form 10-Q for the quarters ended May 5, 2007 and August 4, 2007 filed with the Commission on June 8, 2007 and September 12, 2007, respectively; and

(c)The description of the Registrant's Common Stock contained in any registration statement or report that the Registrant has filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.








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Item 6.  Indemnification of Directors and Officers.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article XI of the Registrant's Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the fullest extent permitted by Washington law.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or in any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article IX of the Amended and Restated Articles of Incorporation of the Registrant eliminates any personal liability of a director to the Registrant or its shareholders for monetary damages for conduct as a director, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when Article IX of the Amended and Restated Articles of Incorporation of the Registrant became effective. If the Washington Business Corporation Act is subsequently amended to change in a manner affecting the Registrant's power to eliminate or limit the liability of a director to the Registrant, then, upon the effective date of the amendment and without further act: (i) if the amendment permits further elimination or limitation of liability, the liability of a director shall be additionally eliminated and limited to such further extent, or (ii) if the amendment changes the power to eliminate the liability of a director in any other respect, the liability of a director shall be eliminated and limited with respect to acts or omissions occurring after the effective date of the amendment to the fullest extent permitted by the Washington Business Corporation Act as so amended.
Article IX of the Registrant's Amended and Restated Articles of Incorporation also contains a provision that no amendment or repeal of the Amended and Restated Articles of Incorporation of the Registrant shall adversely affect any right or any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

Officers and directors of the Registrant are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 7.  Exemption from Registration Claimed.

Not applicable.











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Item 8.  Exhibits.

Exhibit
Number	            Description

    5.1       Opinion of Lane Powell PC (filed herewith)
   10.1 Nordstrom, Inc. Employee Stock Purchase Plan, as amended (filed herewith)
   23.1 Consent of Deloitte & Touche LLP, Independent Auditors (filed herewith)
   23.2       Consent of Lane Powell PC (included in Exhibit 5.1 above)
   24.1 Power of Attorney (included in the signature page to this Registration Statement)

Item 9.  Undertakings.

A.  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

    Provided, however, that paragraphs A.(1)(i) and A.(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:











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The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.















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                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 13th day of September 2007.


                                        NORDSTROM, INC.


                                        /s/ Michael G. Koppel
                                            ---------------------------
                                        By:  Michael G. Koppel
                                        Its: Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Financial Officer)











































                                                                Exhibit 24.1
                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Michael
G. Koppel, as such person's true and lawful attorney-in-fact and agent, with full power of substitution to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of September 2007.

SIGNATURE                      TITLE

/s/ Enrique Hernandez, Jr.
____________________________   Non-Executive Chairman of the Board and Director
    Enrique Hernandez, Jr.

/s/ Blake Nordstrom            President
____________________________   (Principal Executive Officer and Director)
    Blake Nordstrom

/s/ Michael G. Koppel          Executive Vice President and Chief Financial
____________________________   Officer (Principal Financial Officer)
    Michael G. Koppel

/s/ James A. Howell            Vice President of Finance (Principal
____________________________   Accounting Officer)
    James A. Howell

/s/ Phyllis J. Campbell
____________________________   Director
    Phyllis J. Campbell

/s/ Jeanne P. Jackson
____________________________   Director
    Jeanne P. Jackson

/s/ Robert G. Miller
____________________________   Director
    Robert G. Miller

/s/ Erik B. Nordstrom
____________________________   Director
    Erik B. Nordstrom

/s/ Peter E. Nordstrom
____________________________   Director
    Peter E. Nordstrom

/s/ Philip G. Satre
____________________________   Director
    Philip G. Satre

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/s/ Alison A. Winter
____________________________   Director
    Alison A. Winter

































































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INDEX TO EXHIBITS


Exhibit
Number	            Description

5.1               Opinion of Lane Powell PC (filed herewith)

10.1              Nordstrom, Inc. Employee Stock Purchase Plan, as amended
                  (filed herewith)

23.1              Consent of Deloitte & Touche LLP, Independent Auditors

23.2              Consent of Lane Powell PC (included in Exhibit 5.1)

24.1              Power of Attorney (see signature page)